                                 PXRE GROUP LTD.

                           1992 OFFICER INCENTIVE PLAN
                             AS AMENDED AND RESTATED

SECTION 1. GENERAL PROVISIONS

         1.1 NAME AND GENERAL PURPOSE. The name of this plan is the PXRE Group Ltd. 1992 Officer Incentive Plan (hereinafter called the "Plan"). The purpose of the Plan is to enable PXRE Group Ltd. (the "Company") and its affiliates to retain and attract officers who contribute to the success of the Company by their ability, ingenuity and industry, and to enable such officers to participate in the growth of the Company by giving them a proprietary interest in the Company.(1)

         1.2      DEFINITIONS.

         (a) "AFFILIATE" means any corporation or other entity as to which the Company possesses a direct or indirect ownership interest and has power to exercise control, including a Subsidiary.

         (b) "BOARD" means the Board of Directors of the Company.

         (c) "CHANGE OF CONTROL" has the meaning provided in Section 4.2(c) of the Plan.

         (d) "CODE" means the Internal Revenue Code of 1986, as amended.

         (e) "COMPANY" means PXRE Group Ltd. (or any successor corporation).

         (f) "COMMITTEE" means the Committee referred to in Section 1.3 of the Plan. The functions of the Committee specified in the Plan may also be exercised by the Board (without regard to whether directors are "non-employee directors" within the meaning of Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Notwithstanding the foregoing, with respect to a Participant who is likely to be a "covered employee" at the end of the fiscal year in which an Option is exercised for purposes of Section 162(m) of the Code, the functions of the Committee specified in the Plan that must be exercised by "outsider directors" under Section 162(m) shall be exercised only by a committee appointed by the Board that consists of two or more "outside










--------
(1) The Plan was originally a plan of PXRE Corporation, a Delaware corporation ("PXRE Corp."), which provided, among other things, for the grant of PXRE Corp. common stock. Pursuant to an Agreement and Plan of Merger dated as of July 7, 1999 among the Company, PXRE Corp. and PXRE Merger Corp., PXRE Corp. reorganized so that, among other things, the Company, a Bermuda corporation, became the parent holding company for PXRE Corp. As a result of the reorganization, each outstanding share of PXRE Corp. under the Plan was automatically converted into one common share of the Company. Additionally, pursuant to the reorganization, the Company assumed all of the obligations of PXRE Corp. under the Plan.

directors" (as defined in the interpretative regulations).

         (g) "FAIR MARKET VALUE" as of any day means the average of the high and low prices per share quoted for Shares on the New York Stock Exchange on such date. If the Shares are not publicly traded, Fair Market Value shall be determined by the Committee in a manner consistent with the requirements of
Section 422(b)(4) of the Code.

         (h) "OPTION" means any option to purchase Shares under Section 2 of the Plan.

         (i) "PARTICIPANT" means any officer of the Company or of an Affiliate who is selected by the Committee to participate in the Plan.

         (j) "PERMANENT DISABILITY" means a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

         (k) "PLAN" means the PXRE Group Ltd. 1992 Officer Incentive Plan.

         (l) "RESTRICTED PERIOD" has the meaning provided in Section 3.2(a) of the Plan.

         (m) "RESTRICTED SHARE" has the meaning provided in Section 3 of the Plan.

         (n) "RETIREMENT" means separation from the Company or an Affiliate with the consent of the Company or Affiliate on or after attaining age 65.

         (o) "SHARES" mean the common shares, par value $1.00 per share, of the Company.

         (p) "SUBSIDIARY" means any corporation as to which the Company owns directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of its stock.

         1.3 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, which shall consist of two or more members appointed by the Board who are "non-employee directors" within the meaning of Rule 16b-3 and, as applicable, are "outside directors" for purposes of Section 162(m) of the Code. The Committee shall serve at the pleasure of the Board and have such powers as the Board may, from time to time, confer upon it. Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and to correct any defect, supply any omission or reconcile any inconsistency in the Plan. Any decision or action taken by the Board (or any members thereof) or the Committee arising out of or in connection with the construction, administration, interpretation or effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

         Members of the Committee shall not receive compensation for their services as members but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, appraisers, brokers or other persons. The Committee, the Company and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or evaluations of any such persons. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member or by an officer, agent or employee, nor for anything done or omitted to be done by such director except resulting from his own gross negligence or willful misconduct.

         The Committee shall keep minutes of its meetings and of actions taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

         1.4 ELIGIBILITY. All officers of the Company or any Affiliate which are selected by the Committee shall be Participants in the Plan.

         1.5 SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in
Section 4.1, the aggregate number of Shares (i) to be issued upon exercise of all Options granted pursuant to the Plan and (ii) to be awarded as Restricted Shares pursuant to the Plan shall not exceed 1,750,000. Such Shares may be authorized but unissued Shares or treasury Shares. Shares subject to, but not issued under, any Option terminating or expiring for any reason prior to its exercise in full, or Restricted Shares which are forfeited prior to the lapse of the Restricted Period, will again be available for Options or Restricted Share awards thereafter granted during the balance of the term of the Plan.

         1.6 AUTHORITY OF COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options and Restricted Shares shall be granted; (ii) the number of Shares to be covered by each grant; (iii) the time or times at which Options shall be granted and exercisable; (iv) the time or times at which Restricted Shares shall be granted and become nonforfeitable; and (v) the conditions and limitations, if any, in addition to or in substitution of those set forth in Sections 2, 3 and 4 hereof, applicable to the exercise of an Option or vesting of Restricted Shares, including, without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of Shares acquired upon exercise of an Option or receipt of Restricted Shares. It is contemplated that grants of Options and/or Restricted Shares shall be granted no more frequently than annually.

SECTION 2.        OPTIONS

         2.1 TYPES OF OPTIONS. Options granted under the Plan may be of two types, a non-qualified stock option ("Non-Qualified Option"), and an incentive stock option ("Incentive Stock Option"). The Committee shall have the authority to grant Non-Qualified Options, or to grant Incentive Stock Options, or to grant both types of Options to any Participant, provided, however, that only Participants employed by the Company or a Subsidiary shall receive Incentive Stock Options. To the extent that any Option is not designated as an Incentive Stock Option, it shall constitute a separate Non-Qualified Option.

         It is intended that the Incentive Stock Options granted hereunder shall constitute incentive stock options within the meaning of Section 422(b) of the Code and shall be subject to the tax treatment described in Section 421 of the Code. Anything in the Plan to the contrary notwithstanding, no provision of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code.

         2.2 OPTION PRICE. The price of Shares purchased upon exercise of Options granted pursuant to the Plan (including Non-Qualified Options) shall be no less than the Fair Market Value thereof as of the date that the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of the stock of the Company or a Subsidiary and an Option granted to such employee is intended to qualify as an Incentive Stock Option within the meaning of Section 422(b) of the Code, the option price shall be no less than 110% of the Fair Market Value of the Shares on the date the Option is granted.

         The purchase price, plus any required Federal income tax or other withholding amount, shall be paid in full in cash or by certified check or, if authorized by the Committee in the Stock Option Agreement, Shares of the Company when the Option is exercised, and certificates evidencing Shares will be delivered only against such payment.

         The Committee may provide in the Stock Option Agreement that an optionee may satisfy the Company's withholding tax requirements by electing to have the Company withhold Shares otherwise issuable to the optionee which have a Fair Market Value on the Tax Date equal to or less than the amount required to be withheld. The difference, if any, between the withholding amount and the Fair Market Value of the Shares retained by the Company in satisfaction thereof must be paid in cash by the Participant. The election shall be irrevocable and shall be subject to the approval of the Committee. For this purpose, "Tax Date" means the date which tax is determined due to the exercise of a Non-Qualified Option. Any Shares withheld in payment of taxes shall not be available for use in subsequent Option grants or Restricted Share awards.

         2.3 STOCK OPTION AGREEMENTS. Options shall be evidenced by agreements ("Stock Option Agreements") on the terms and conditions set forth in the Plan and on such other terms and conditions as the Committee may deem advisable. Each Stock Option Agreement shall specify the number of Shares subject to the Option, the date or dates on which such Option shall become exercisable, the expiration date of such Option, the designation of such Option as an Incentive Stock Option or a Non-Qualified Option, the exercise price of such Option and the date of the grant of the Option.

         2.4      NON-QUALIFIED OPTIONS.

         (a) TERM OF OPTION. Each Non-Qualified Option shall be for a term of not more than ten years from the date of grant.

         (b)      EXERCISE.

                  (i) Subject to Section 4.2 and the Committee's discretion, each Non-Qualified Option by its terms shall require the optionee to remain in the continuous employ of the Company or an Affiliate for at least one year from the date of grant of the Option before the option shall be exercisable, except in the event that the optionee's employment with the Company or Affiliate terminates as a result of Retirement, Permanent Disability or death.

                  (ii) Subject to the Committee's discretion, a Non-Qualified Option shall not be exercisable by the optionee unless, at the time of exercise, such optionee is an employee of the Company or an Affiliate, except that, upon termination of employment with the Company or Affiliate, the optionee may exercise an Option (1) to the extent of any unexercised Shares, whether or not the optionee was entitled to do so at the termination of his employment, at any time within three years thereafter if the termination of employment results from Retirement or Permanent Disability, or (2) to the extent that the optionee was entitled to do so at the termination of his employment, at any time within three months thereafter if the termination of employment results from a cause other than Retirement, Permanent Disability or death.

                  (iii) Subject to the Committee's discretion, in the event of the death of an optionee while an employee of the Company or an Affiliate, such optionee's estate or any person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee may exercise such optionee's Option to the extent of all unexercised Shares, whether or not the optionee was entitled to do so at the time of his death, at any time within three years following his date of death.

                  (iv) Subject to the Committee's discretion, if the optionee dies within three months after termination of employment with the Company or any Affiliate other than resulting from Retirement or Permanent Disability or within three years after such termination in the case of Retirement or Permanent Disability, such optionee's estate or any person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee may exercise (to the extent that the optionee was entitled to do so at the termination of his employment) such optionee's Option at any time within the period ending on the later of (1) the last day of the period within which the optionee could have exercised such option but for his death or (2) the first anniversary of the optionee's death.

                  (v) Notwithstanding any of the foregoing, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Stock Option Agreement.

         (c) TRANSFERABILITY. Non-Qualified Options shall not be transferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or, if legally incapacitated, by the optionee's duly appointed guardian or legal representative.

         (d) VESTING. The Committee may, in its sole discretion, provide for the vesting schedule, if any, applicable to the Option, in an optionee's Stock Option Agreement. The Committee may also, in its sole discretion, permit the acceleration of the time to exercise the Option or any installments thereof.

         2.5      INCENTIVE STOCK OPTIONS.

         (a) TERM OF OPTION. Except as otherwise provided herein, each Incentive Stock Option shall be for a term of not more than ten years from the date of grant, except that if any employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Option shall be no more than five years from the date of grant.

         (b) ANNUAL LIMIT. The aggregate Fair Market Value of the Shares (determined as of the date of grant) with respect to which Options intended to be and designated as Incentive Stock Options under the Plan (or any other stock option plan of the Company or any Subsidiary) are exercisable for the first time by any employee in any calendar year shall not exceed $100,000.

         (c) EXERCISE.

                  (i) Subject to Section 4.2 and the Committee's discretion, each Incentive Stock Option by its terms shall require the optionee to remain in the continuous employ of the Company or an Affiliate for at least one year from the date of grant of the Option before the Option shall be exercisable, except in the event that the optionee's employment with the Company or Affiliate terminates as a result of Retirement, Permanent Disability or death.

                  (ii) Subject to the Committee's discretion, an Incentive Stock Option shall not be exercisable by the Optionee unless, at the time of exercise, such optionee is an employee of the Company or an Affiliate except that upon termination of employment with the Company or Affiliate the optionee may exercise an Incentive Stock Option (1) to the extent of all unexercised Shares, whether or not the optionee was entitled to do so at the termination of his employment, at any time within three years thereafter if the termination of his employment results from Retirement or Permanent Disability, or (2) to the extent that the optionee was entitled to do so at the termination of his employment, at any time within three months thereafter if the termination of employment results from a cause other than Retirement, Permanent Disability or death. However, the Committee shall advise the optionee that, under current law, the exercise of an Incentive Stock Option will be treated for federal income tax purposes as an exercise of a Non-Qualified Option if he exercises the option (A) more than three months after the termination of his employment with the Company or a Subsidiary other than by reason of Permanent Disability or death, or (B) more than one year after the termination of his employment with the Company or a Subsidiary by reason of Permanent Disability.

                  (iii) Subject to the Committee's discretion, in the event of the death of an optionee while an employee of the Company or an Affiliate, such optionee's estate or any person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee may exercise such optionee's Option to the extent of all unexercised Shares, whether or not the optionee was entitled to do so at the time of his death, at any time within three years following his date of death.

                  (iv) Subject to the Committee's discretion, if the optionee dies within three months after termination of employment with the Company or any Affiliate other than resulting from Retirement or Permanent Disability or within three years after such termination in the case of Retirement or Permanent Disability, such optionee's estate or any person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee may exercise (to the extent that the optionee was entitled to do so at the termination of his employment) such optionee's Option at any time within the period ending on the later of (1) the last day of the period within which the optionee could have exercised such Option but for his death or (2) the first anniversary of the optionee's death. However, the Committee shall advise the optionee or other person entitled hereunder to exercise the Option, that, under current law, if he was not an employee of the Company or a Subsidiary either at the time of his death or within three months before such time, the exercise by his estate or the person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee will be treated for federal income tax purposes as the exercise of a Non-Qualified Option.

                  (v) Notwithstanding any of the foregoing, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Stock Option Agreement.

         (d) TRANSFERABILITY. Incentive Stock Options shall not be transferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or, if legally incapacitated, by the optionee's duly appointed guardian or representative.

         (e) VESTING. The Committee may, in its sole discretion, provide for the vesting schedule, if any, applicable to the Option, in an optionee's Stock Option Agreement. The Committee may, in its sole discretion, permit the acceleration of the time to exercise an Option or any installments thereof.

         2.6 STATUS OF OPTIONEES. An optionee shall not be, nor have any of the rights or privileges of, a holder of Shares purchasable upon the exercise of an Option unless and until certificates representing such Shares have been issued to such optionee.

         2.7 MAXIMUM AWARD. The maximum number of Shares for which Options may be awarded to any Participant in any fiscal year of the Company shall be 100,000 Shares.

SECTION 3.        RESTRICTED SHARES

         3.1 RESTRICTED SHARE GRANTS. All Restricted Shares shall be subject to the following terms and conditions and to any other terms and conditions not inconsistent with the Plan as may be prescribed by the Committee in its sole discretion and contained in the agreement between the Company and the Participant relating to such Shares (the "Restricted Share Agreement").

         3.2      RESTRICTED SHARE AGREEMENT.

         (a) DELIVERY OF RESTRICTED SHARES. Unless otherwise determined by the Committee in its sole discretion, the Company shall transfer from its treasury Shares or from its authorized but unissued Shares to each Participant receiving a Restricted Share award, the number of Shares specified in the Restricted Share Agreement, and shall hold the certificates representing such Shares for the Participant for the period during which such Shares are subject to the restrictions provided by the Committee in the Restricted Share Agreement (the "Restricted Period"). Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by a Participant during the Restricted Period, except as hereinafter provided. Except for the restrictions set forth herein and unless otherwise determined by the Committee, a Participant shall have all the rights of a stockholder with respect to his or her Restricted Shares, including but not limited to the right to vote and the right to receive dividends (which if in Shares shall be restricted under the same terms and conditions as the Shares to which they relate).

         (b) LEGEND. Each certificate for Shares transferred or issued to a Participant under a Restricted Share Agreement shall be registered in the name of the Participant and shall bear the following (or a similar) legend:

                  "THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE PXRE GROUP LTD. 1992 OFFICER INCENTIVE PLAN (THE "PLAN") APPLICABLE TO RESTRICTED SHARES AND TO THE RESTRICTED SHARE AGREEMENT DATED ________________ (THE "AGREEMENT"), AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED,

         ASSIGNED, HYPOTHECATED, OR OTHERWISE DISPOSED OF OR ENCUMBERED IN ANY MANNER DURING THE RESTRICTED PERIOD SPECIFIED IN SUCH AGREEMENT. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

         3.3 LAPSE OF RESTRICTED PERIOD. The Restricted Period shall commence upon the award of Restricted Shares and, unless sooner terminated as otherwise provided herein, shall continue for such period of time as specified by the Committee in the Restricted Share Agreement.

         (a) RETIREMENT, DEATH OR DISABILITY. Unless the Committee shall otherwise provide in the Restricted Share Agreement (and subject to Section 3.3(c) and (d) hereof), the Restricted Period covering all Shares transferred to a Participant under the Plan shall immediately lapse upon such Participant's termination of employment due to Retirement, death or Permanent Disability.

         (b) TERMINATION OF EMPLOYMENT. Unless the Committee shall otherwise provide in the Restricted Share Agreement, if a Participant ceases to be employed by the Company other than due to Retirement, death or Permanent Disability, all Shares owned by such Participant for which the Restricted Period has not lapsed shall revert back to the Company upon such termination and shall be available for grant in subsequent Restricted Share awards. Authorized leaves of absence or absence in military service shall constitute employment for this purpose.

         (c) WAIVER OF FORFEITURE PROVISIONS. The Committee, in its sole and absolute discretion (but subject to the provisions of Section 3.3(d) hereof), may waive the forfeiture provisions in respect of all or some of the Restricted Shares awarded to a Participant.

         (d) EXCHANGE ACT LIMITATIONS. In the case of any Participant subject to the reporting requirements of Section 16 of the Exchange Act, no Shares received under a Restricted Share award may be sold, assigned, pledged or otherwise transferred for the period of time after the date such Restricted Share award was granted as is specified in Rule 16b-3, if applicable.

         (e) ISSUANCE OF NEW CERTIFICATES. Upon the lapse of the Restricted Period with respect to any Shares, such Shares shall no longer be subject to the restriction imposed in the Restricted Share Agreement, and the Company shall issue new share certificates respecting such shares registered in the name of the Participant without the legend described in Section 3.2(b) in exchange for those previously issued.

         3.4 WITHHOLDING TAX. Upon the lapse of the Restricted Period for any Shares, the Company shall withhold from the Participant's Shares sufficient Shares to cover the amount which the Company is required to withhold under any applicable Federal or other tax law. The number of Shares withheld shall be the number of whole Shares the value of which, based on the Fair Market Value of the Shares on the day the Restricted Period lapses, does not exceed the applicable withholding tax. The Company may withhold any remaining amount required to satisfy its withholding tax requirement from other compensation due to the Participant or may require the Participant to give the Company a check for such amount before delivering new certificates. Any Shares withheld in payment of taxes shall not be available for use in subsequent Option grants or Restricted Share awards.

SECTION 4.        OTHER PROVISIONS

         4.1 ADJUSTMENTS IN AUTHORIZED SHARES AND IN OUTSTANDING OPTIONS. In the event the outstanding Shares are increased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination of Shares or other corporate change, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, in the number or kind of Shares or other securities as to which Options or Restricted Share awards may be granted under
Section 1.5 and in the number of Shares or the exercise price under unexercised Options granted prior to such change.

         In the case of any such substitution or adjustment, the aggregate Option price in each Stock Option Agreement of all the Shares covered thereby prior to such substitution or adjustment shall be the Option price for all the shares or other securities substituted for such Shares or to which such Shares are adjusted, and the Option price per share after such substitution or adjustment shall be determined accordingly; provided, however, that no such determination shall obligate the Company to issue or sell fractional shares or other securities.

         4.2      ACCELERATION AND SETTLEMENT ON CERTAIN CHANGES.

         (a) ACCELERATION. Notwithstanding any other provisions of the Plan, upon the earlier of (i) a "Change of Control" of the Company (as defined below), or (ii) the Shares of the Company ceasing to be publicly traded, any unexercised portion of an Option shall become exercisable, and any Restricted Period with respect to Restricted Shares shall lapse.

         (b)      OPTIONAL SURRENDER RIGHTS.

                  (i) The Committee may, in its sole discretion, grant to optionees who are subject to Section 16(b) of the Exchange Act in conjunction with Options, either at the time of grant or, with the consent of the optionee, by amendment thereafter, the right to elect up to 60 days following a Change of Control (other than where a person becomes a person described in Section 4.2(c)(i) after March 19, 1992, by acquiring from Phoenix Home Life Mutual Insurance Company or an affiliate ("Phoenix Home Life") in a private transaction Shares equal to the number of shares owned by Phoenix Home Life on March 19, 1992) to surrender all or part of his or her Options and to receive a cash payment equal to the greater of (A) the excess of the fair market value of the Shares subject to the Options surrendered over the exercise price for such Shares, or (B) except for Incentive Stock Options, the excess of the per Share net worth (determined in accordance with generally accepted accounting principles consistently applied as of the close of the Company's next preceding fiscal year) of the Shares to which the surrendered Option or portion thereof pertains on the date of surrender over the per Share net worth of such Shares on the date that the Option was granted. For this purpose, "fair market value" with respect to Shares subject to Non-Qualified Options means the higher of
         (1) the highest weekly weighted average trading price for the Shares during a calendar week which is included in the 90-day period ending on the date of such election and in which the average weekly reported volume of trading in the Shares is equal to or greater than the mean of the weekly reported volumes of trading in the Shares during such 90-day period, or (2) if the Change of Control occurs as a result of a transaction described in Section 4.2(c)(i), the highest price per share shown on Schedule 13D or an amendment thereto filed pursuant to Section 13(d) of the

         Exchange Act by any person (as defined in Section 4.2(c)(i) holding 30% or more of the combined voting power of the Company's then outstanding voting securities, or (C) if the Change of Control occurs as a result of shareholder approval of a transaction described in Section 4.2(c)(ii), the highest price paid or to be paid per share pursuant to such transaction as determined by the Committee. With respect to Shares subject to an Incentive Stock Option, "fair market value" means Fair Market Value as provided in Section 1.2(g). Payment of such amount, less applicable withholding taxes, shall be made by the Company to the optionee in cash, subject to the applicable provisions of Rule 16b-3 under the Exchange Act as then in effect, promptly upon the receipt by the Committee of the optionee's election.

                  (ii) An optionee may, if at the time of the grant or, with the consent of the optionee, by amendment thereafter, the Committee so determines in its sole discretion, elect up to 60 days following the date the Shares cease to be publicly traded (except where the stock is delisted due to fraud or other misconduct of the Company's management) to surrender all or part of his Options and to receive a cash payment equal to the greater of (A) the excess of the fair market value of the Shares subject to such surrendered Options over the exercise price for such Shares, or (B) except for Incentive Stock Options, the amount determined using the per Share net worth valuation method in Section 4.2(b)(i) as of the surrender date. For this purpose, "fair market value" means the highest weekly weighted average trading price for the Shares during a calendar week which is included in the 90-day period ending on the date the Shares cease to be publicly traded and in which the average weekly reported volume of trading in the Shares is equal to or greater than the mean of the weekly reported volumes of trading in the Shares during such 90-day period, except that with respect to Shares which are subject to an Incentive Stock Option it shall mean Fair Market Value as provided in Section 1.2(g) on the date of surrender. Payment of such amount, less applicable withholding taxes, shall be made by the Company in cash promptly upon the receipt by the Committee of the optionee's election.

                  (iii) If an optionee does not make an election under part (i) or (ii) on or before the 60th day following a Change of Control described in Section 4.2(c)(ii) or (iii) or the date the Shares cease to be publicly traded (except where the stock is delisted due to fraud or other misconduct of the Company's management), as the case may be, the optionee shall be deemed to have made such an election as of such 60th day, he shall receive the cash payment which he would have received had he made an election on such date, all of his Options and surrender rights shall be deemed to have been canceled as of such date, and his sole right under the Plan shall be to receive such cash payment, subject to applicable withholding taxes. In the case of an optionee who does not have an election under part (i) and whose Option is unexercised in whole or part on the 60th day following a Change of Control described in Section 4.2(c)(ii) or (iii), the optionee shall receive a cash payment with respect to his unexercised Option determined under the foregoing as if he had had an election, and had made it, on such 60th day, and his rights under the Plan thereafter shall solely be those provided to an optionee subject to the first sentence in this part (iii).

                  (iv) An optionee who is subject to Section 16(b) of the Exchange Act may not exercise an election under this subsection (b):
         (A) during the first six months of the respective terms of the election and the Option to which it is related (unless an earlier election is permitted under Rule 16b- 3(e)) and (B) in any manner which is not in compliance with Rule 16b-3(e).

                  (v) An election shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee or, if legally incapacitated, by the optionee's duly appointed guardian or representative.

                  (c) CHANGE OF CONTROL. For the purposes hereof, a "Change of Control" of the Company shall be deemed to have occurred if:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company and other than Phoenix Home Life or an affiliate thereof) becomes the "beneficial owner" (as determined for purposes of Regulation 13-D under the Exchange Act as currently in effect), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                  (ii) the stockholders of the Company approve (A) any merger or consolidation of the Company with any other corporation, other than a merger or consolidation with Transnational Re Corporation in which the Company is the surviving entity or a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) any sale or other disposition (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

                  (iii) the stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company; or

                  (iv) during any period of two consecutive years (not including any period prior to March 19, 1992), individuals who at the beginning of such period constitute the entire Board of Directors of the Company and any new director, whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

         4.3 NON-ALIENATION OF BENEFITS. Except as herein specifically provided, no Option, no Restricted Share, and no right or interest under the Plan shall be subject to transfer, assignment, pledge, charge or other alienation, whether voluntary or involuntary, and any attempt to transfer, assign, pledge, charge or otherwise alienate the same shall be null and void and of no effect. If any Participant or other person entitled to benefits hereunder should attempt to assign, pledge, charge or otherwise alienate any right or interest hereunder, then such benefits shall, in the discretion of the Committee, cease.

         4.4 ADMINISTRATION EXPENSES. The Company shall bear the entire expense of administering the Plan.

         4.5 AMENDMENT. The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided, however, without an optionee's approval, no change may be made which would prevent an Incentive Stock Option granted under the Plan from qualifying as an Incentive Stock Option under Section 422 of the Code, result in a "modification" of the Incentive Stock Option under Section 424(h) of the Code or otherwise adversely alter or impair any right granted to any Participant prior to such action.

         Subject to the terms of the Plan, the Committee may modify, extend or renew outstanding Options or Restricted Shares in any manner, including without limitation, to change the date or dates as of which an Option becomes exercisable, accept the exchange of outstanding Options (to the extent not theretofore exercised) for the granting of new Options in substitution therefor, or accelerate the lapse of the Restricted Period applicable to Restricted Shares. However, the Committee shall not modify any rights or obligations under any outstanding Option or Restricted Share without the consent of the Participant.

         4.6 CONTINUATION OF EMPLOYMENT. Participation in the Plan will not confer upon any employee any right to continue in the employ of the Company or any Affiliate or limit, in any way, the right of the Company or any Affiliate to terminate a Participant's employment with the Company or Affiliate, at any time. Nothing contained in the Plan shall prohibit the Company or any Subsidiary or Affiliate from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary or Affiliate.

         4.7 COMPLIANCE WITH APPLICABLE LAW. Notwithstanding any other provision of the Plan, the Company shall not be under any obligation to distribute any Shares, unless the Committee has determined that it may do so without violation of the applicable federal or state laws pertaining to the issuance of securities, and the Company may require any certificates evidencing such Shares to bear a legend (in addition to the legend required by Section 3.2(b) hereof), may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation. No Shares shall be issued under the Plan unless the Participant first enters into an agreement with the Company providing for compliance by the Participant with all such applicable laws.

         The Plan shall be governed by and construed in accordance with the laws of New York.

         4.8 EFFECTIVE DATE. This Plan was originally adopted by the Board of Directors of PXRE Corporation, a Delaware corporation, on March 19, 1992.(2) The Plan shall terminate on May 21, 2002.










--------
(2) The Plan was approved by the affirmative vote of the holders of a majority of the outstanding shares of PXRE Corporation common stock present in person or represented by proxy at the 1992 Annual Meeting of Stockholders of PXRE Corporation. See Footnote 1.